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                                   EXHIBIT 12

                              COMPUTATION OF RATIOS



     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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


                                                      3/31/01      3/31/00    3/31/99     3/31/98     3/31/97
                                                      -------      -------    -------     -------     -------
Income (loss) before income taxes                     ($86,362)    $16,822    $ 6,106     $10,324      $2,614
ADD:
Portions of rents representative
  of interest factor                                     7,235       1,666      1,428       1,736         440
Interest on indebtedness                                40,844      31,350     20,903      10,710       3,388
                                                     ---------     -------    -------     -------      ------
                                                      ($38,283)    $49,838    $28,437     $22,770      $6,442
                                                     =========     =======    =======     =======      ======

FIXED CHARGES
Portions of rents representative
  of interest factor                                     7,235       1,666      1,428       1,736         440
Interest on indebtedness                                40,844      31,350     20,903      10,710       3,388
                                                     ---------     -------    -------     -------      ------
                                                     $  48,079     $33,016    $22,331     $12,446      $3,828
                                                     =========     =======    =======     =======      ======

Ratio of earnings to fixed charges                          NM         1.5        1.3         1.8         1.7
                                                     =========     =======    =======     =======      ======

Deficiency of earnings over fixed
   charges                                           ($ 86,362)
                                                     =========

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